Exhibit 10.19

                                 PROMISSORY NOTE
October 3,2003                                                        $2,000,000
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     FOR VALUE RECEIVED, NATHANIEL ENERGY CORPORATION, INC., a Delaware
Corporation (the "Maker"), having an address at 8001 South Inter portal Blvd., Englewood, Colorado 80112, hereby promises to pay to the order of RICHARD STRAIN (the "Payee") at his address at 329 Manchester Road, Poughkeepsie, New York 12603 or at such other place as the holder hereof may from time to time designate in writing, in immediately available funds, FIVE HUNDRED FORTY THOUSAND DOLLARS ($540,000) payable on October 1, 2005, January 1, 2006, April 1, 2006, and July l, 2006.

     Notwithstanding anything to the contrary contained in this Note, the rate of interest payable on this Note shall never exceed the maximum rate of interest permitted under applicable law.

     The Maker may prepay this Note in whole or in part at any time without premium or penalty.

     This Note evidences a loan in the principal amount hereof from the Payee to the Maker previously made.

     This Note or any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     Should the indebtedness represented by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceedings (whether at the trial or appellate level), or should this Note be placed in the hands of any agent or attorneys for collection upon default or maturity, the Maker agrees to pay, in addition to all other amounts due and payable hereunder, all reasonable costs and expenses of collection or attempting to collect this Note, including reasonable attorneys fees.

     The Maker and any endorsers hereof, for themselves and their respective representatives, successors and assigns, expressly (a) waive presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, and diligence in collection, and (b) consent that the Payee may release or surrender, exchange or substitute any property or other collateral or security now held or which may hereafter be held as security for the payment of this Note, or may release any current or future guarantor, or may extend the time for payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced hereby.

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     Any notice, demand or request relating to any matter set forth herein shall be in writing and shall be deemed effective when hand delivered, when mailed, postage prepaid, by registered or certified mail, return receipt requested, or by overnight mail, or when sent by facsimile transmission to any party hereto at its address stated herein or at such other address of which it shall have notified the party giving such notice in writing as aforesaid.

     Notwithstanding any other provision of this Note, all payments made hereunder shall be applied first to payment of sums payable hereunder other than interest and principal, secondly, interest on the principal balance outstanding hereunder from time to time, and thirdly to principal.

     This Note shall be construed and enforced in accordance with the laws of the State of New York, applicable to agreements performed wholly within such state.

                                            NATHANIEL ENERGY CORPORATION


                                            By:  /s/  STAN ABRAMS
                                               --------------------------------
                                                      STAN ABRAMS

                                            Name:     Stan Abrams
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                                            Title:    President/CEO
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